EXHIBIT 99.2
NEXPLANAR CORPORATION
Unaudited Condensed Financial Statements
As of September 30, 2015 and for the nine months ended September 30, 2015 and 2014

NEXPLANAR CORPORATION
Balance Sheets
September 30, 2015 and December 31, 2014
(Unaudited and in thousands, except share and per share data)
	September 30,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$16,334	$12,919
Accounts receivable	2,452	2,260
Accounts receivable - related parties	437	644
Inventories	2,083	1,108
Prepaid expenses and other current assets	1,712	97
Total current assets	23,018	17,028
Property and equipment, net	4,714	3,724
Other assets	60	104
Total assets	$27,792	$20,856
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$962	$683
Accrued payroll and related benefits	1,063	849
Other accrued expenses	844	640
Short-term portion of long-term debt, net of $51 discount	-	1,910
Short-term portion of other long-term liabilities	53	67
Total current liabilities	2,922	4,149
Long-term liabilities:
Debt, net of $17 discount	-	1,970
Other long-term liabilities	225	260
Total liabilities	3,147	6,379
Stockholders' equity:
Preferred stock, Series F par value $0.0001 per share. Authorized 23,000,000 shares at September 30,
2015; issued and outstanding 20,149,391 and 10,434,507 at September 30, 2015 and December 31,
2014, repectively; aggregate liquidation preference of $28,000 and $14,500 at September 30, 2015 and
December 31, 2014, respectively	1	1
Preferred stock, Series E par value $0.0001 per share. Authorized 8,855,980 shares at September 30,
2015; issued and outstanding 8,639,980 at September 30, 2015 and December 31, 2014; aggregate liquidation preference of $10,000 and $10,000 at September 30, 2015 and December 31, 2014,
respectively	1	1
Additional paid-in capital Preferred stock (Series E) warrants	182	182
Preferred stock, Series D-X and D-1X par value $0.0001 per share. Authorized 13,142,436 shares at September 30, 2015; issued and outstanding 13,026,572 shares at September 30, 2015 and
December 31, 2014; aggregate liquidation preference of $27,093 and $27,093 at September 30, 2015
and December 31, 2014, respectively	1	1
Additional paid-in capital Preferred stock (Series D) warrants	124	124
Preferred stock, Series C-X par value $0.0001 per share. Authorized 20,905,329 shares at
September 30, 2015; issued and outstanding 17,915,867 shares at September 30, 2015 and;
December 31, 2014; aggregate liquidation preference of $13,917 and $13,917 at September 30, 2015
and December 31, 2014, respectively	2	2
Additional paid-in capital Preferred stock (Series C) warrants	1,549	1,549
Preferred stock, Series B-X par value $0.0001 per share. Authorized 4,014,908 shares at
September 30, 2015; issued and outstanding 4,014,908 shares at September 30, 2015 and
December 31, 2014; aggregate liquidation preference of $5,382 and $5,382 at September 30, 2015
and December 31, 2014, respectively	-	-
Preferred stock, Series A-X par value $0.0001 per share. Authorized 1,515,741 shares at
September 30, 2015; issued and outstanding 1,515,741 shares at September 30, 2015 and
December 31, 2014; aggregate liquidation preference of $2,032 and $2,032 at September 30, 2015
and December 31, 2014, respectively	-	-
Common stock, par value $0.0001 per share. Authorized 100,000,000 and 80,000,000 shares at
September 30, 2015 and December 31, 2014, respectively; issued and outstanding 1,859,916 and
1,827,024 shares at September 30, 2015 and December 31, 2014, respectively	-	-
Additional paid-in capital	76,367	62,728
Accumulated deficit	(53,582)	(50,111)
Total stockholders' equity	24,645	14,477
Total liabilities and stockholders' equity	$27,792	$20,856
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Operations
Nine months ended September 30, 2015 and 2014
(Unaudited and in thousands)
	2015	2014
Revenue, net	$12,106	$7,938
Revenue - related parties, net	5,487	3,891
Net revenue	17,593	11,829

Cost of goods sold	11,715	7,797
Gross margin	5,878	4,032
Research and development	2,302	2,535
Selling and marketing	3,444	2,504
General and administrative	3,159	2,244
Operating loss	(3,027)	(3,251)
Interest and other expense, net	444	522
Loss before income taxes	(3,471)	(3,773)
Provision for income taxes	-	4
Net loss	$(3,471)	$(3,777)
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Stockholders' Equity
Nine months ended September 30, 2015 and 2014
(Unaudited and in thousands, except share data)

	Series F		Series E		Series D-X and D-1X		Series C-X		Series B-X		Series A-X		Additional paid-in capital
	preferred stock		preferred stock		preferred stock		preferred stock		preferred stock		preferred stock		Warrants	Common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount	Additional paid-in capital	Accumulated deficit	Total stockholders' equity
Balance, December 31, 2014	10,434,507	$1	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	$1,855	1,827,024	$-	$62,728	$(50,111)	$14,477
Issuance of Series F Preferred Stock net of offering expenses of $24	9,714,884	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,475	-	13,475
Issuance of Common Stock from exercise of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	32,892	-	5	-	5
Stock compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	159	-	159
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,471)	(3,471
Balance, September 30, 2015	20,149,391	$1	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	1,855	1,859,916	$-	$76,367	$(53,582)	$24,645

Balance, December 31, 2013	2,158,864	$-	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	1,855	1,638,024	$-	$50,978	$(45,349)	$7,488
Offering expenes for Series F Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(27)	-	(27
Issuance of Common Stock from exercise of stock options	-	-	-	-	-	-	-	-	-	-	-	-	-	189,000	-	36	-	36
Stock compensation expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	167	-	167
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,777)	(3,777
Balance, September 30, 2014	2,158,864	$-	8,639,980	$1	13,026,572	$1	17,915,867	$2	4,014,908	$-	1,515,741	$-	1,855	1,827,024	$-	$51,154	$(49,126)	$3,887
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Statements of Cash Flows
Nine months ended September 30, 2015 and 2014
(Unaudited and in thousands)
	2015	2014
Cash flows from operating activities:
Net loss	$(3,471)	$(3,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of loan fees	26	24
Amortization of debt discount	68	61
Depreciation	920	814
Stock compensation expense	159	167
Changes in operating assets and liabilities:
Accounts receivable	15	(1,406)
Inventories	(975)	(60)
Prepaid expenses and other assets	403	107
Accounts payable	279	691
Accrued payroll and related benefits	214	(170)
Other accrued expenses	204	83
Net cash used in operating activities	(2,158)	(3,466)
Cash flows from investing activity:
Purchases of property and equipment	(1,911)	(2,551)
Net cash used in investing activity	(1,911)	(2,551)
Cash flows from financing activities:
Issuance of Series F preferred stock	11,476	(27)
Issuance of Common Stock from exercise of stock options	5	36
Repayment of debt	(3,948)	(592)
Payments for contractual lease obligations	(49)	(69)
Net cash provided by financing activities	7,484	(652)
Net increase (decrease) in cash and cash equivalents	3,415	(6,669)
Cash and cash equivalents at beginning of period	12,919	9,630
Cash and cash equivalents at end of period	$16,334	$2,961

Supplemental disclosure of non-cash financing transactions
Series F preferred stock for supplier services	$2,000	$-
See accompanying notes to financial statements.

NEXPLANAR CORPORATION
Notes to Condensed Financial Statements
(Unaudited and in thousands, except share amounts)

(1)	Description of Business and Basis of Preparation
NexPlanar Corporation, or NexPlanar (the Company), is a privately owned corporation, originally organized March 21, 2003 in the state of Oregon as Neopad, Inc. NexPlanar is principally involved in the development of polyurethane pads that are used in manufacturing silicon integrated circuit wafers. These polishing pads are a consumable item used in a segment of the fabrication process called chemical mechanical planarization, or CMP.
These accompanying condensed financial statements are unaudited.  The condensed financial statements are prepared on the basis of accounting policies as set forth in the Company's consolidated financial statements as of and for the year ended December 31, 2014. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP") have been condensed or omitted in accordance with U.S. GAAP applicable to interim financial statements as set out by ASC 270 ''Interim Reporting''. However, such information reflects all adjustments (consisting of normal recurring adjustments), which are, in the opinion of the Company management, necessary to fairly state the results of interim periods. Interim results are not necessarily indicative of results to be expected for the full year. The December 31, 2014 balance sheet was derived from the audited consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
(2)	Inventories
Inventories are valued at standard costs, which approximate the lower of cost (weighted average) or market. Inventories at September 30, 2015 and December 31, 2014 consisted of the following:
	September 30, 2015	December 31, 2014
Raw materials	$1,894	$1,085
Finished goods	189	23
Total inventories	$2,083	$1,108

(3)	Stockholders' Equity
In May 2015, the Company entered into a Joint Development Agreement ("JDA") with one of its suppliers. In conjunction with this JDA, NexPlanar agreed to issue a total of 2,374,750 shares of Series F Preferred Stock to the supplier for $3,300 in consideration in the form of services over a period of 30 months. The Company issued 1,439,242 shares of Series F Preferred Stock upon execution of the JDA and recorded $2,000 as a prepaid expense, which was being amortized into research and development expense at the rate of $110 per month.  The Company agreed to issue the remaining 935,507 shares of Series F Preferred Stock on the third anniversary of the JDA or upon a change in control, such as the acquisition of the Company discussed in Note 8, in consideration of the remaining $1,300 in services.  During the nine months ended September 30, 2015, the Company also issued 8,275,642 other shares of Series F Preferred Stock in exchange for net cash proceeds of $11,476.

NEXPLANAR CORPORATION
Notes to Condensed Financial Statements
(Unaudited and in thousands, except share amounts)

(4)	Stock Compensation Plan
In 2004, the Company adopted a stock compensation plan (the 2004 Plan) pursuant to which the Company's board of directors may grant stock options to officers, employees, and certain nonemployees. The 2004 Plan authorizes grants to purchase shares of authorized but unissued common stock. Stock options can be granted with an exercise price less than, equal to, or greater than the stock's fair market value at the date of grant. All awards have 10‑year terms. Most options vest and become fully exercisable after four years from the date of grant.
In 2008, the Company adopted a stock compensation plan (the 2008 Plan) pursuant to which the Company's board of directors may grant stock options to officers, employees, and certain nonemployees. The 2008 Plan authorizes grants to purchase shares of authorized but unissued common stock. Stock options can be granted with an exercise price less than, equal to, or greater than the stock's fair market value at the date of grant. All awards have 10‑year terms. Options vest monthly (with cliff vesting in the first year) and become fully exercisable after four years from the date of grant.
Share‑based compensation cost for the nine months ended September 30, 2015 totaled $159 of which $31 was recorded as cost of goods sold, $10 as research and development, $53 as selling and marketing and $65 as general and administrative, respectively. Share‑based compensation cost for the nine months ended September 30, 2014 totaled $167 of which $34 was recorded as cost of goods sold, $11 as research and development, $29 as selling and marketing and $93 as general and administrative, respectively.
(5)	Financing Arrangements
In September 2015, the Company repaid its outstanding borrowings in cash in anticipation of the acquisition of the Company described in Note 8.
(6)	Related‑Party Transactions
The Company recognized approximately $5,487 and $3,891 in revenue from sales to related parties in the nine months ended September 30, 2015 and 2014, respectively. The accounts receivable balance was $437 and $644 as of September 30, 2015 and December 31, 2014, respectively, related to the same parties.
(7)	Commitments and Contingencies
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations, or liquidity.
(8)	Subsequent Events
On October 22, 2015, the Company was acquired by Cabot Microelectronics Corporation.